UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2012

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas		75202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Throughout this document, AT&T Inc. is referred to as “AT&T.” On December 17, 2012, AT&T issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference in its entirety.

The form of 4.30% Rule 144A Global Note due 2042, the form of 4.30% Regulation S Global Note due 2042, the form of 4.35% Rule 144A Global Note due 2045 and the form of 4.35% Global Note due 2045 (collectively, the “New Notes”) are filed as exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference in their entirety.

In connection with the issuance of the New Notes, AT&T entered into a Registration Rights Agreement, dated as of December 17, 2012, with the dealer managers named therein, which will give holders of the New Notes certain exchange and registration rights with respect to the New Notes. A copy of the Registration Rights Agreement is filed as Exhibit 4.5 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of 4.30% Rule 144A Global Note due 2042

4.2	Form of 4.30% Regulation S Global Note due 2042

4.3	Form of 4.35% Rule 144A Global Note due 2045

4.4	Form of 4.35% Regulation S Global Note due 2045

4.5	Registration Rights Agreement, dated as of December 17, 2012

99.1	Press Release of AT&T Inc., dated December 17, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 17, 2012	By:	/s/ Paul W. Stephens
Paul W. Stephens
Senior Vice President and Controller